UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 5, 2012

TRANSOCEAN LTD.

(Exact name of registrant as specified in charter)

Switzerland	000-53533	98-0599916
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 Chemin de Blandonnet 1214 Vernier, Geneva Switzerland	CH-1214
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: +41 (22) 930-9000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On January 5, 2012, Ricardo H. Rosa announced that, effective January 9, 2012, he will step down as Executive Vice President and Chief Financial Officer of Transocean Ltd. (the “Company”). After a transition period, Mr. Rosa is expected to retire from the Company effective April 30, 2012.  An executive search firm has been retained to aid in the identification of Mr. Rosa’s successor.

Effective January 9, 2012 and until a permanent replacement is named, Gregory L. Cauthen, age 54, will return to the Company in the role of Executive Vice President and Chief Financial Officer.  Mr. Cauthen served most recently as a consultant of the Company from September 2009 to August 2010. Since August 2010, Mr. Cauthen has pursued personal interests. Prior to retirement from Transocean in August 2009, Mr. Cauthen was Chief Financial Officer of the Company from December 2001 to August 2009.  He was also Treasurer of the Company from March 2001 until July 2003 and served as Vice President, Finance from March 2001 to December 2001. Mr. Cauthen holds a Masters in Accounting degree from the University of Florida, Gainesville.

A copy of the press release announcing the resignation of Mr. Rosa is attached hereto as Exhibit 99.1 and incorporated herein by reference.

(c) On January 9, 2012, Mr. Cauthen entered into an employment agreement with the Company (the “Employment Agreement”) pursuant to which Mr. Cauthen will be employed as the Company’s Executive Vice President and Chief Financial Officer effective January 9, 2012 for a period of six months, subject to certain conditions. Upon the mutual agreement of the parties, the term of the Employment Agreement may be extended by an additional six months. During the term of the Employment Agreement, Mr. Cauthen will receive a monthly salary of $53,333.33, reimbursement of reasonable expenses in his performance of his duties under the Employment Agreement, and a one-time grant of 22,610 deferred units under the Company’s Long-Term Incentive Program, which will vest in three equal installments on the three anniversaries following the date of the grant and are not subject to any further service conditions. Following the termination of the Employment Agreement, Mr. Cauthen will receive a single lump-sum cash bonus of $256,000.00, subject to certain conditions and adjustments if his employment is terminated before the six month anniversary of the Employment Agreement. Mr Cauthen will not participate in the Company’s Performance Award and Cash Bonus Plan. The Employment Agreement contains certain confidentiality, non-solicitation and non-disparagement provisions.

The foregoing description of the Employment Agreement is not complete and is qualified by reference to the complete document, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits.

Exhibit No.	Description

10.1	Agreement with Gregory L. Cauthen
99.1	Press Release dated January 5, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSOCEAN LTD.

Date: January 10, 2012	By:	/s/ Heather G. Callender
Heather G. Callender
Associate General Counsel

Index to Exhibits

Exhibit
Number	Description

10.1	Agreement with Gregory L. Cauthen
99.1	Press Release dated January 5, 2012